Exhibit 10.7
FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
     This First Amendment to Purchase and Sale Agreement (the “First Amendment”) is made and entered into as of August 11, 2005 by and among Patrick Henry Associates, L.P., a Delaware limited partnership (the “Seller”), and Columbia Equity Trust, Inc., a Maryland corporation (the “Purchaser”) with reference to the following facts:
RECITALS:
     A. Purchaser and Seller have entered into that certain Purchase and Sale Agreement, dated as of August 5, 2005 (the “Contract”); and
     B. Both parties desire to further amend and modify the Contract as set forth below.
     NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Purchaser and Seller agree as follows:
TERMS
1. Purchase Price. The Purchase Price (as defined in the Contract) is changed to FOURTEEN MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($14,500,000).
2. Inspection Period. Purchaser shall have no further right to terminate the Contract pursuant to Section 3.2(a) thereof.
3. Ratification. Except as modified by this First Amendment, the Contract remains in full force and effect.
4. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth above.

SELLER:

PATRICK HENRY ASSOCIATES, L.P.

By:	SAP IV Patrick Henry NF GP L.L.C.,
its sole general partner

	By:	SAP IV Manager, Inc.
its manager

		By:	/s/ Richard A. Wilpon

		Its:	Senior Executive Vice President

PURCHASER:

COLUMBIA EQUITY TRUST, INC.,
a Maryland corporation

By:	/s/ Clinton Fisch

Its:	Director of Acquisitions